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             U.S. SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT


             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported): July 19, 1999


                            ECONNECT
               (Previously known as Betting, Inc.)
     (Exact name of registrant as specified in its charter)


                             Nevada
            (State or jurisdiction of  incorporation
                        or organization)


                           33-68570        .
                     (Commission File Number


                           43-1239043             .
             (I.R.S. Employer Identification Number


2500 Via Cabrillo Marina, Suite 112, San Pedro, California  90731
      (Address of principal executive offices)  (Zip Code)


         Registrant's telephone number:  (310) 541-4393



  (Former name or former address, if changed since last report)

ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      (a) Effective on July 19, 1999, the independent accountant who was previously engaged as the principal accountant to audit the registrant's financial statements, resigned. This accountant's report on the financial statements for the past two years neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Board of Directors.

     During the registrant's two most recent fiscal years and any subsequent interim period preceding such resignation, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(v)(A) through (D) of Regulation S-K that occurred within the registrant's two most recent fiscal years and the subsequent interim period preceding the former accountant's resignation.

     (b) Effective on July 22, 1999, the firm of Farber & Hass has been engaged to serve as the new principal accountant to audit the registrant's financial statements. During the registrant's two most recent fiscal years, and the subsequent interim period prior to engaging that accountant, neither the registrant (nor someone on its behalf) consulted the newly engaged accountant regarding any matter.

                            SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   eCONNECT



Dated: July 22, 1999          By: /s/ Thomas S. Hughes
                             Thomas S. Hughes, President

                         George Brenner
                   Certified Public Accountant
               9300 Wilshire Boulevard, Suite 480
                 Beverly Hills, California 90212
                  310-276-8845 FAX 310-276-5933






July 22, 1999


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  eConnect

Dear Sir/Madame:

     I am addressing this letter in connection with the filing of a Form 8-K to reflect my resignation as principal account for eConnect, a Nevada corporation, in compliance with Item 304(a)(3) of Regulation S-K. I agree with the statements made by the registrant in response to Item 304(a)(1) of Regulation S-K as set forth in the attached Form 8-K.

                                   Sincerely,


                                   /s/    George Brenner
                                   George Brenner